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                                                                  EXHIBIT 10.6


                            EMPLOYMENT AGREEMENT FOR
                            ------------------------
                               ERIC T. HILLERBRAND
                               -------------------


THIS EMPLOYMENT AGREEMENT (the "Agreement"), is dated as of the 18 day of April, 2000, by and between Health Exchange.com, Inc., a Delaware corporation (the "Company") and Eric T. Hillerbrand (the "Employee").

                              W I T N E S S E T H:

WHEREAS, the Company is engaged in the business of providing healthcare transaction processing services, payment services, healthcare administrative and benefits management services and information, data management and data analysis services, healthcare benefits, and the like, and also is engaged in the business of providing the software, systems or expertise used to provide the aforementioned services (collectively, the "Business");

WHEREAS, the Company desires to retain the services of the Employee for and on behalf of the Company on the terms and subject to the conditions set forth herein;

WHEREAS, this Agreement is being executed concurrently and in connection with and is contingent upon the execution and delivery of a certain Asset Purchase Agreement, dated March 20, 2000, among the Company, Claimsnet.com inc., a Delaware corporation, and VHx Company, a Nevada corporation (the "Purchase Agreement");

WHEREAS, each of the parties acknowledge that they are receiving good and valuable consideration for entering into this Agreement and the Employee acknowledges that this Agreement, including the covenant not to compete set forth hereinbelow, was negotiated between the parties hereto and that Employee received bargained-for consideration in connection with the terms of the Purchase Agreement and this Agreement in exchange for entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                               EMPLOYMENT AND TERM
                               -------------------

1.1 EMPLOYMENT. Upon the terms and subject to the conditions herein contained, the Company hereby employs the Employee as an Executive Vice President of the Company and the Employee hereby accepts such employment.

1.2 TERM. Except as otherwise provided in this Agreement, the original term of employment under this Agreement shall be three (3) years, commencing on April 18, 2000 (the "Commencement Date") and ending on April 17, 2003 (such period,






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the "Original Term") whereupon this Agreement shall terminate and, except as otherwise provided in this Agreement, neither the Company nor the Employee shall have any further rights, duties, privileges or obligations hereunder. At the expiration of the Original Term, if the Employee is still employed by the Company, the Employee will become an at-will employee of the Company. (Such period of at-will employment together with the Original Term hereinafter referred to as, the "Term.") The Employee understands and agrees that during such time as the Employee remains an at-will employee of the Company, either the Company or the Employee may terminate their employment relationship at any time, for any reason or no reason, subject to the notice provisions of Sections 4.1 and 4.3 of this Agreement.

                                   ARTICLE II

                                  COMPENSATION
                                  ------------

2.1 BASE SALARY. In exchange for the provision of services described in greater detail in Sections 3.1, 3.2 and 3.3, (a) following the Commencement Date and prior to January 12, 2001, the Employee shall receive a salary at a rate of One Hundred Forty Thousand Dollars ($140,000) per annum, and (b) following April 17, 2001, the Employee shall receive a salary at a rate of One Hundred Fifty Thousand Dollars ($150,000) per annum (each hereinafter referred to as the "Base Salary" with respect to the relevant period of employment). The Base Salary shall be payable in such manner and at such time as the Company shall pay salary to other employees. The Company's obligation to provide the Base Salary provided in this Section 2.1 and the Benefits and Expense Reimbursement provided in Sections 2.2 and 2.3 of this Agreement, respectively shall begin on the Commencement Date.

2.2 BENEFITS. In addition to the compensation set forth under Section 2.1, following the Commencement Date, the Employee shall be entitled to participate in any of the Company's standard benefit policies or plans including any benefit policies or plans generally applicable to Executive Vice-President level positions according to their terms. These policies may be modified or terminated from time to time by the Company, but such changes shall not be deemed to be effective retroactively. The written terms of the policies shall govern any questions of eligibility for coverage or duration of coverage.

2.3 EXPENSE REIMBURSEMENT. In addition to the compensation provided for in Paragraph 2.1 and the benefits provided for in Paragraph 2.2, the Employee will be reimbursed for all reasonable travel, hotel, entertainment and other expenses incurred by him in the performance of his duties hereunder, upon providing to the Company reasonably detailed evidence of such expenses promptly after such expenses are incurred.

2.4. STOCK OPTIONS. The Company has a stock option plan currently in place. The Employee shall be entitled to receive such stock options as may be determined by the Board of Directors in its sole discretion in accordance with the terms of the Company's stock option plan.









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                                   ARTICLE III

                               DUTIES OF EMPLOYEE
                               ------------------

3.1 SERVICES. The Employee shall perform all duties and obligations assigned to the Employee by the chief executive officer of the Company, as the same may be determined from time to time, which duties during the Original Term shall be materially consistent with the Employee's position as an Executive Vice President of the Company with responsibility for Engineering and Product Management of VHx Products. The Chief Executive Officer of the Company shall assure adequate time, resources and authority for the Employee to achieve goals mutually agreed upon by him or her and the Employee. The duties of the Employee will be performed principally in the offices of the Company located in Atlanta, Georgia.

3.2 TIME AND EFFORT. The Employee shall devote his full time and effort to the business of the Company. Accordingly, upon the execution hereof, Employee shall terminate all existing employment agreements to which Employee is a party. The Employee shall perform the duties and obligations required of the Employee hereunder in a competent, efficient and satisfactory manner at such hours and under such conditions as the performance of such duties and obligations may require. This Agreement will not restrict the Employee from being a director or advisor to other companies so long as those companies do not provide competing products or services, so long as the Employee's role as director and advisor does not interfere with the performance of the duties and obligations described in this Agreement and so long as the Employee receives written pre-approval from the Chief Executive Officer of the Company, which shall not be unreasonably withheld.

3.3 ARTICLES AND BY-LAWS. The Employee shall act in accordance with and so as to abide by the Articles of Incorporation of the Company, the Bylaws of the Company, the decisions of the Board of Directors and the directions of the chief executive officer of the Company, as the same may be amended or drafted from time to time.

3.4 CONFIDENTIALITY AND LOYALTY. The Employee acknowledges that, during the Employee's employment by the Company, he has produced and/or may produce and has had and/or may have access to material, records, data and information not generally available to the public regarding the Company, its customers and affiliates, including but not limited to: sales, marketing and business plans, proposals or strategies; past and prospective customer lists and information; price, accounting, and/or cost information; acquisition activity; and administrative techniques and other documents or information which is or has been designated as "Confidential" (or another similar designation) and/or which constitutes the proprietary information of the Company, its customers or affiliates ("Confidential Information"). Accordingly, during and subsequent to the termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent such disclosure, use, copy or list is first authorized in writing by the Company, or as required by law or any








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competent administrative agency or as otherwise is reasonably necessary or appropriate in connection with the performance by the Employee of his duties pursuant to this Agreement. For the purposes of this section, the following shall not be considered Confidential Information:

         a. any information that was known by the Employee prior to the date and time of receipt of the Confidential Information from the Company, other than as a result of some breach by the Employee or other person or entity of the Company's right in and to the Confidential Information;

         b. any information that was available in published print or otherwise known to the public, unless published or made known as a result of the unauthorized acts or omissions of the Employee or other person or entity;

         c. any information that, after disclosure by the Company, becomes available in published print or otherwise known to the public, unless published or made known as a result of the unauthorized acts or omissions of the Employee or other person or entity; or

         d. any information that is lawfully obtained by the Employee from a third party who or which did not acquire such information, directly or indirectly, as a result of some breach, violation or interference by such person or entity of or with the Company's rights in and to the Confidential Information.

Upon termination of his employment under this Agreement or upon the request of the Company, the Employee shall promptly deliver to the Company (i) all records, manuals, books, documents, letters, reports, data, tables, calculations and all copies of any of the foregoing which are the property of the Company or which relate in any way to the customers, business, practices or techniques of the Company, and (ii) all other property of the Company and Confidential Information which in any of these cases are in his possession or care, or under his control. The Employee agrees to abide by the Company's reasonable policies as in effect from time to time, respecting avoidance of interests conflicting with those of the Company.

3.5 COVENANT NOT TO COMPETE. In exchange for the consideration given by the Company to the Employee pursuant to both the Purchase Agreement and this Agreement, the Employee agrees, represents to and covenants with the Company that during the Employee's employment by the Company and for a period of one (1) year after the termination of the Employee's employment with the Company for any reason, the Employee shall not, either directly or indirectly:

         a. within the United States or internationally, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by, or act as a consultant or advisor to, or be connected in any manner with, any person or entity that is engaged in the Business; or







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         b.       solicit customers, or the business  f any person or entity who or which is or has been a customer or account of the Company or of its customers or affiliates; or

         c. induce or attempt to induce any director, employee, consultant or other independent contractor to do any of the foregoing or to discontinue such person's association with the Company..

In the event that the Employee's employment with the Company is terminated during the Original Term, the Employee's obligations pursuant to this Section
3.5 shall last for a period of one (1) year plus (i) the number of months remaining between the date of the termination of employment and the expiration of the Original Term if such termination is pursuant to Section 4.1 or 4.3, or
(ii) six months if such termination is pursuant to Section 4.4, after the date of termination of Employee's employment.

3.6 OWNERSHIP OF INTELLECTUAL PROPERTY. a. The Employee shall promptly disclose to the Company any and all inventions, discoveries and improvements made, conceived, created, developed or contributed to by the Employee during the Employee's employment by the Company which are (i) directly or indirectly related to the Business, operations or activities of the Company (or its affiliates) or to the Employee's employment with the Company, or (ii) based upon Confidential Information, (collectively, "Inventions"). The Employee shall promptly communicate to the Company all information, details and data pertaining to any Inventions in such form as the Company requests. Whenever the Employee is requested to do so by the Company, during or after the Employee's employment with the Company, the Employee shall promptly execute and deliver any and all applications, assignments or other documents or instruments reasonably deemed necessary by the Company to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interests in any Inventions. The obligations set forth in this Section 3.6(a) shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Employee.

                  b. Any sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration) made, conceived, created, developed or contributed to by the Employee during the Employee's employment with the Company and which are (i) directly or indirectly related to the Business, operations or activities of the Company (or its affiliates) or to the Employee's employment by the Company, or (ii) based upon Confidential Information, shall be considered "works made for hire" under the copyright laws of the United States (collectively, "Works for Hire"). The Employee shall promptly communicate to the Company all information, details and data pertaining to any Works for Hire in such form as the Company requests. To the extent that Works for Hire fail to qualify as "works made for hire" under the copyright laws of the United States or any other jurisdiction, the Employee hereby assigns each Work for Hire and all right, title and interest therein in any jurisdiction to








                                        5
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the Company. Whenever the Employee is requested to do so by the Company, during or after the Employee's employment with the Company, the Employee shall promptly execute and deliver any and all applications, assignments or other documents or instruments reasonably deemed necessary by the Company to apply for and confirm and effectuate full and exclusive ownership of Works for Hire in the Company, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 3.6(b) shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Employee.

          c. The Employee shall bear the burden of proof that any invention, discovery, improvement or other intellectual property made, conceived, created, developed or contributed to by the Employee was first made, conceived, created, developed or contributed to after the termination of the Employee's employment with the Company. The Employee shall bear the burden of proof that any invention, discovery, improvement or other intellectual property made, conceived, created, developed or contributed to by the Employee during the Employee's employment with the Company is unrelated to (i) any of the Business, operations or activities of the Company (or its affiliates) or to the Employee's employment by the Company, and (ii) was not based upon Confidential Information.

3.7 REMEDIES. The Employee acknowledges and agrees that any breach of any of the covenants or agreements set forth in this ARTICLE III of this Agreement will cause the Company irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies the Company may have at law or in equity, the Employee consents to the issuance of an injunction in favor of the Company enjoining the breach of any of the aforesaid covenants or agreements by any court of competent jurisdiction. If any or all of the aforesaid covenants or agreements are held to be unenforceable because of the scope or duration of such covenant or agreement or the geographical area covered thereby, the parties agree that the court making such determination shall have the power to reduce or modify the scope, duration and/or area of such covenant to the extent necessary to cause such covenants or arrangements to comport with applicable law.

3.8 ACKNOWLEDGMENT. The Employee acknowledges that the Employee has reviewed the terms of Section 3.5 including, without limitation, the geographic scope of
Section 3.5 and understands its consequence. The Employee further acknowledges that the geographic restriction of Section 3.5 is required because the Company will be involved with brand new technology which will have worldwide application. Further, the Employee acknowledges that he has had an opportunity to review this Section 3.5 with counsel.









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                                   ARTICLE IV

                                   TERMINATION
                                   -----------

4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained in this Agreement to the contrary, the Company shall have the right to terminate the employment of the Employee for "cause" upon the occurrence of any of the following events:

         a. the Employee's deliberate or recurrent failure of the Employee to satisfactorily perform his duties under this Agreement if such gross negligence is not cured within ten (10) business days after written notice from the Company thereof;

         b. the Employee shall, in the performance of the Employee's duties under this Agreement, engage in any conduct for which the Employee or the Company are convicted of a felony crime by a court of competent jurisdiction;

         c. the Employee shall, in the performance of the Employee's duties under this Agreement, engage in any deliberate act or omission which materially injures thc Company or its Business, or the Employee acts with gross negligence or wanton disregard for the welfare of the Company or its Business (this provision is not intended to include good faith miscalculations or errors in judgment);

         d. the Employee shall inexcusably violate or willfully refuse to obey the lawful and reasonable instructions of the Board of Directors or the chief executive officer of the Company; or

         e. the transactions contemplated by thc Purchase Agreement are not consummated in full.

Where the employment of the Employee is terminated pursuant to Section 4.1 of this Agreement, such termination shall be effective upon the delivery of notice thereof to the Employee and the Company's obligations to the Employee under this Agreement shall terminate immediately thereafter. Notwithstanding the foregoing, no such termination shall affect the obligation of the Company to pay to Employee compensation earned, but not paid, prior to the date of termination.

4.2. DEATH OF EMPLOYEE. In the event of the Employee's death during the term of this Agreement, this Agreement and the Company's obligations to the Employee under this Agreement shall terminate.







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4.3. RESIGNATION OF EMPLOYEE. The Employee may resign at any time for any reason upon sixty (60) days advance written notice to the Chairman of the Board of Directors, provided that the Company's obligations to the Employee under this Agreement, shall cease on the date the Employee's termination is effective.

4.4. TERMINATION OF EMPLOYEE WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Nothing contained herein shall prohibit the Company from terminating the Employee's employment without "cause" during the Term or the Employee from resigning for "good reason" during Employee's employment by the Company, provided that in the event of the Employee's termination without "cause" or resignation for "good reason" during the Original Term, the Employee shall receive an amount equal to fifty percent (50%) of his then effective Base Salary. The severance payment made in accordance with this Section 4.4 shall be made over the remainder of the Original Term as if the Employee continued to be employed by the Company. In consideration for the payments provided in this
Section 4.4, the Employee agrees to execute a release of any and all claims against the Company, at the time of the termination of his employment, except for claims made pursuant to this Agreement or the Purchase Agreement, the release to be in such reasonable form as shall be prepared by the Company, and to comply with the limitations imposed in Article III of this Agreement. For the purposes of this Section 4.4, "good reason" shall mean:

         a. Assignment to employee of duties inconsistent with her present position as Executive Vice President, Business Development or a reduction or alteration in the nature of the employee's position, duties, status or responsibilities from those in effect as of the execution of this Agreement.

         b. Any attempt to reduce the Employee's base salary in effect upon the execution of this Agreement.

4.5 WITHHOLDING OF PAYMENTS. In the event that the Employee breaches the terms of Article III, the Employee agrees that the Company may withhold payments to be made pursuant to Section 4.4 to be applied against damages related to such breach, as the case may be, provided, however, that the Company must first obtain a court order finding that a breach of Article III by the Employee has occurred.

4.6. SURVIVING RIGHTS. Notwithstanding the termination of the Employee's employment, including by resignation, the parties shall be required to carry out any provisions hereof which contemplate performance subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default.





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                                   ARTICLE V.

                               GENERAL PROVISIONS
                               ------------------

5.1 NOTICES. All notices, requests, and other communications shall be in writing and except as otherwise provided herein, shall be considered to have been delivered if personally delivered or when deposited in the United States Mail, first class, certified or registered, postage prepaid, return receipt requested, addressed to the proper party at its address as set forth below, or to such other address as such party may hereafter designate by written notice to the other party:

         a.       If to the Company, to:

                  Bo W. Lycke, CEO
                  HealthExchange.com, inc.
                  c/o Claimsnet.com inc.
                  12801 N. Central Expressway, #1515
                  Dallas, Texas 75243

                  With a copy to:

                  Robert S. Brown, Esq.
                  Brock Silverstein LLC
                  800 Third Avenue, 21st Floor
                  New York, NY  10022

         b.       If to the Employee, to:

                  Eric T. Hillerbrand
                  1100 Edison Garden
                  Atlanta, GA   30324

                  With a copy to:

                  William S. Myers
                  Myers & Johnson
                  320 The Candler Building
                  127 Peachtree Street, N.E.
                  Atlanta, Georgia 30303

5.2 WAIVER, MODIFICATION OR AMENDMENT. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative and specifying with particularity the nature and extent of such waiver, modification or amendment. Any waiver by any party of any default of the other shall not effect, or impair any right arising from, any subsequent default. Nothing herein shall limit the rights and remedies of the parties hereto under and pursuant to this Agreement, except as hereinbefore set forth.





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5.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto in respect of matters contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters including, without limitation, the Prior Employment Agreement.

5.4 INTERPRETATION AND SEVERANCE. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall, except as otherwise provided in Section 3.7, be deemed severed from this Agreement and the remaining provisions shall be carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

5.5 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

5.6 ASSIGNMENT. The Employee acknowledges that the Employee's services are unique and personal. Accordingly, the Employee may not assign the Employee's rights or delegate the Employee's duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding on the Company's successors and assigns.

                                      * * *








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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          COMPANY:


                                          By:   ________________________________
                                          Its:  ________________________________


                                          EMPLOYEE:


                                          ______________________________________
                                          Eric T. Hillerbrand